Exhibit 5(b)
Morgan, Lewis, & Bockius LLP
101 Park Avenue
New York, NY 10178-0060
Tel: 212.309.6000
Fax: 212.309.6001
www.morganlewis.com

November 2, 2010

ALLETE, Inc. 30 West Superior Street Duluth, Minnesota 55802

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by ALLETE, Inc. (the “Company”) on or about the date hereof, with the Securities and Exchange Commission (“Commission”) under the Securities Act of 1933, as amended (“Securities Act”), for the registration of an unspecified amount of (a) shares of the Company’s Common Stock, without par value (“Common Stock”) and (b) one or more proposed new series of the Company’s first mortgage bonds (“Bonds”) to be issued under the Company’s Mortgage and Deed of Trust, dated as of September 1, 1945, with Irving Trust Company (now The Bank of New York Mellon) and Richard H. West (Ming Ryan, successor), as mortgage trustees (as amended and supplemented, the “Mortgage”).

In connection therewith, we have reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby.

Based upon the foregoing, we are of the opinion that:

1. All action necessary to make the Common Stock validly issued, fully paid and non-assessable will have been taken when:

(a)	The Common Stock are issued and sold in compliance with authority contained in an order or orders of the Minnesota Public Utilities Commission (“MPUC”);

(b)
At a meeting or meetings of the Company’s Board of Directors, or a duly authorized committee thereof, favorable action shall have been taken to approve and authorize the issuance and sale of the Common Stock and any other action necessary to the consummation of the proposed issuance and sale of the Common Stock; and

(c)	The Common Stock shall have been issued and sold for the consideration contemplated by such resolutions, and as otherwise contemplated by the Registration Statement.

2. With respect to those Bonds which are to be issued at any one time (“Offered Bonds”), all action necessary to make the Offered Bonds valid, legal and binding obligations of the Company, except as limited or affected by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting mortgagees’ and other creditors’ rights and remedies generally and general principles of equity, will have been taken when:

(a)	The Offered Bonds are issued and sold in compliance with authority contained in an order or orders of the MPUC;

(b)
At a meeting or meetings of the Company’s Board of Directors, or a duly authorized committee thereof, favorable action shall have been taken to approve and authorize the issuance and sale of the Offered Bonds and any other action necessary to the consummation of the proposed issuance and sale of the Offered Bonds;

(c)
The terms and provisions of the Offered Bonds are approved and established in accordance with the Mortgage and within the authority granted by the then current resolutions of the Board of Directors, or a duly authorized committee thereof; and

(d)	The Offered Bonds shall have been issued and sold in accordance with their respective terms and provisions and as contemplated by the Registration Statement.

This opinion is limited to the laws of the States of Minnesota and New York and the federal laws of the United States insofar as they bear on the matters covered hereby.  As to all matters of Minnesota law, we have relied, with your consent, upon the opinion of even date herewith rendered to you by Deborah A. Amberg, Esq., Senior Vice President, General Counsel and Secretary of the Company.  As to all matters of New York law, Deborah A. Amberg, Esq, is hereby authorized to rely upon this opinion to the same extent as if this opinion had been addressed to her.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  We also consent to the reference to us in the Prospectus included in the Registration Statement under the caption “Legal Opinions.”  In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP

MORGAN, LEWIS & BOCKIUS LLP